Exhibit 4.3

ORACLE CORPORATION

as Issuer,

CITIBANK, N.A.

as Trustee for Existing Securities

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.

as Trustee for New Securities

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 9, 2007

FIRST SUPPLEMENTAL INDENTURE, dated as of May 9, 2007 (the “Supplemental Indenture”) to the Indenture (the “Base Indenture,” and as supplemented by this Supplemental Indenture, the “Indenture”) dated as of January 13, 2006 by and among ORACLE CORPORATION (the “Company,” formerly known as Ozark Holding Inc.), ORACLE SYSTEMS CORPORATION (formerly known as Oracle Corporation) and CITIBANK, N.A., as trustee (the “Original Trustee”) for all Securities issued under the Indenture prior to the date hereof (the “Existing Securities”), by and among the Company, the Original Trustee and THE BANK OF NEW YORK TRUST COMPANY, N.A., as trustee (the “New Trustee”).

WHEREAS, the Company desires to issue additional series of debt securities from time to time following the date of this Supplemental Indenture (the “New Securities”) pursuant to the Indenture;

WHEREAS, the Original Trustee has informed the Company that it is unable and unwilling to serve as trustee under the Indenture for any issuance of New Securities;

WHEREAS, the Company desires to appoint the New Trustee with respect to each series of New Securities, but desires to maintain the Original Trustee as trustee under the Indenture for the Existing Securities, which consist of the Company’s Floating Rate Notes due 2009, 5.00% Notes due 2011 and 5.25% Notes due 2016, and has requested that the Original Trustee and the New Trustee join it in the execution and delivery of this Supplemental Indenture in order to so appoint the New Trustee;

WHEREAS, Section 2.03(r) of the Base Indenture provides that, prior to the issuance of Securities of any series, the Company may appoint any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

WHEREAS, Section 5.12 of the Base Indenture provides that if the Company appoints a successor trustee with respect to the securities of one or more (but not all) securities of any series, the Company, the predecessor trustee and such successor trustee shall execute and deliver a supplemental indenture containing such provisions as are deemed necessary or desirable to effect the transfer of certain rights, powers, trusts and duties to such successor trustee and confirm certain rights, powers, trusts and duties of the predecessor trustee;

WHEREAS, Section 7.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the trustee without the consent of the holders of any securities issued thereunder if such supplemental indenture does not adversely effect the rights of any holder, provided certain conditions are met;

WHEREAS, execution and delivery of this Supplemental Indenture will not adversely effect the rights of any holder;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Original Trustee and the New Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:

The Company agrees with the Original Trustee and the New Trustee, for the equal and ratable benefit of the holders of the Securities, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01. Scope Of Supplemental Indenture; General. This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions specific reference is hereby made, and all Securities issued or to be issued under the Base Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

ARTICLE 2

APPOINTMENTS AND CONFIRMATIONS

Section 2.01. Appointment of New Trustee. (a) Pursuant to Sections 5.11 and 5.12 of the Base Indenture, the New Trustee is hereby appointed to assume the duties and obligations of the trustee under the Indenture solely with respect to any and all New Securities.

(b)    All rights, privileges, benefits, immunities, indemnities, powers, trusts and duties conferred by the Indenture with respect to the New Securities are hereby transferred and confirmed to, and vested in, the New Trustee, provided, however, that the New Trustee shall have no rights, privileges, benefits, immunities, indemnities, powers, trusts or duties with respect to the Existing Securities.

Section 2.02. Confirmation of Original Trustee. (a) Pursuant to Sections 5.11 and 5.12 of the Base Indenture, it is hereby confirmed that the Original Trustee shall continue to perform its duties and obligations under the Indenture with respect to the Existing Securities.

(b)    All rights, privileges, benefits, immunities, indemnities, powers, trusts and duties conferred upon the Original Trustee under the Indenture with respect to the Existing Securities are hereby confirmed to, and continue to be vested in, the Original Trustee, provided, however, that the Original Trustee shall have no rights, privileges, benefits, immunities, indemnities, powers, trusts or duties with respect to the New Securities.

Section 2.03. Definition of Trustee. (a) The definition of “Trustee” contained in Section 1.01 of the Base Indenture is hereby amended as follows:

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof, any trustee appointed pursuant to Section 2.03(r) and any successor trustee under the Indenture pursuant to Article 5.

(b)    All references to the “Trustee” in the Indenture shall be deemed to refer to (i) the Original Trustee with respect to the Existing Securities and (ii) the New Trustee with respect to any and all New Securities.

Section 2.04. Form of New Trustee’s Certification of Authentication. With respect to any and all New Securities, Section 2.02 of the Base Indenture shall be deemed to read as follows:

The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

by:
Authorized Officer

With respect to the Existing Securities, no change to Section 2.02 of the Base Indenture will be deemed to have occurred.

Section 2.05. Corporate Trust Office. With respect to any and all New Securities, the definition of “Corporate Trust Office” contained in Section 1.01 of the Base Indenture is hereby amended as follows:

“Corporate Trust Office” means the office of the Trustee (i) for bond transfer purposes and for purposes of presentment and surrender of the Securities for all purposes is 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Unit.

With respect to the Existing Securities, no change to the definition of “Corporate Trust Office” contained in Section 1.01 of the Base Indenture will be deemed to have occurred.

Section 2.06. Offices for Payment. With respect to any and all New Securities, the Company hereby initially designates the Corporate Trust Office of Bank of New York Trust Company, N.A. at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Unit, as the office to be maintained for the purposes set forth in Section 3.02 of the Base Indenture. With respect to the Existing Securities, no change to Section 3.02 of the Base Indenture will be deemed to have occurred.

Section 2.07. Paying Agent, Registrar and Authenticating Agent. (a) With respect to any and all New Securities, the New Trustee is hereby appointed to serve as Paying Agent pursuant to Section 3.03 of the Base Indenture, Registrar pursuant to Section 2.08 of the Base Indenture and Authenticating Agent pursuant to Section 2.12 of the Base Indenture.

(b)    With respect to any and all Existing Securities, it is hereby confirmed that the Original Trustee shall continue to perform its duties and obligations as Paying Agent, Registrar and Authenticating Agent under the Indenture.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.02. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 3.03. Effect of Supplemental Indenture. This Supplemental Indenture is an amendment supplemental to the Base Indenture and said Base Indenture shall be and be deemed to be modified and amended and the respective rights, limitations of rights, obligations, duties and immunities under the Base Indenture of the Original Trustee, the New Trustee, the Company and the Holders of each series of Securities shall hereafter be determined, exercised and enforced under the Base Indenture subject in all respects to the modifications and amendments contained herein, and all of the terms and conditions set forth herein shall be and be deemed to be part of the terms and conditions of the Base Indenture for any and all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ORACLE CORPORATION

By:	/s/ Eric R. Ball
Name: Eric R. Ball Title: Vice President and Treasurer

CITIBANK, N.A., as Original Trustee

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as New Trustee

By:	/s/ Raymond Torres
Name: Raymond Torres Title: Assistant Vice President

[Signature Page to First Supplemental Indenture]